SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  []

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            VDC COMMUNICATIONS, INC.

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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.


1)       Title of each class of securities to which transaction applies:

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2)       Aggregate number of securities to which transaction applies:

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3)       Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)       Proposed maximum aggregate value of transaction:

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

5)       Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)       Amount Previously Paid:

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2)       Form, Schedule or Registration Statement No.:

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4)       Date Filed:

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


                            VDC COMMUNICATIONS, INC.
                          75 Holly Hill Lane, 3rd Floor
                          Greenwich, Connecticut 06830
                                                               November 10, 1999
Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of VDC Communications, Inc. (the "Company") which will be held at the Company's offices at 75 Holly Hill Lane, 3rd Floor, Greenwich, Connecticut on Friday, December 10, 1999 at 10:00 A.M. Eastern Standard Time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

         At the Meeting, stockholders will be asked:

         (1) to elect two (2) directors to serve until the end of their respective terms or until their successors are elected and qualified;

         (2) to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending June 30, 2000; and

         (3) to consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         These matters are discussed in greater detail in the accompanying Proxy Statement.

         Your Board of Directors recommends a vote FOR the election of directors nominated and FOR the ratification of BDO Seidman, LLP as the Company's independent auditors.

         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         A copy of the Annual Report for the year ended June 30, 1999 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         We wish to thank our stockholders for their loyal support of the Company and their participation in this process.

                                                     Sincerely,

                                                     /s/ Frederick A. Moran
                                                     Frederick A. Moran
                                                     Chairman of the Board
                                                     and Chief Executive Officer

                            VDC COMMUNICATIONS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 10, 1999

                                                               November 10, 1999

To the Stockholders of VDC Communications, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of VDC Communications, Inc. (the "Company") will be held at the Company's offices at 75 Holly Hill Lane, 3rd Floor, Greenwich, Connecticut on Friday, December 10, 1999, at 10:00 A.M. Eastern Standard Time, for the following purposes:

         (1) to elect two (2) directors to serve until the end of their respective terms or until their successors are elected and qualified;

         (2) to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending June 30, 2000; and

         (3) to consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         A copy of the Annual Report for the year ended June 30, 1999 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         Only stockholders of record as of the close of business on November 8, 1999 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

         All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                             By Order of the Board of Directors,

                                             /s/ Frederick A. Moran
                                             Frederick A. Moran
                                             Chairman of the Board and
                                             Chief Executive Officer

Greenwich, Connecticut

                             YOUR VOTE IS IMPORTANT
                    You are urged to sign, date and promptly
                   return your proxy in the enclosed envelope.

                            VDC COMMUNICATIONS, INC.
                          75 Holly Hill Lane, 3rd Floor
                          Greenwich, Connecticut 06830

                                 PROXY STATEMENT


         The enclosed proxy is solicited on behalf of the Board of Directors of VDC Communications, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the Company's offices at 75 Holly Hill Lane, 3rd Floor, Greenwich, Connecticut on Friday, December 10, 1999 at 10:00 A.M. Eastern Standard Time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials were mailed on or about November 10, 1999 to all stockholders entitled to vote at the Meeting.

Record Date and Share Ownership
-------------------------------

         Stockholders of record at the close of business on November 8, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting, and at any adjournment(s) or postponement(s) thereof. At the Record Date, 21,506,917 shares of the Company's common stock, $0.0001 par value per share were issued, outstanding and entitled to notice of and to vote at the Meeting and at any adjournment(s) or postponement(s) thereof.

Revocability of Proxies
-----------------------

         The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting by filing with the Secretary of the Company either: (i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

Annual Report
-------------

         A copy of the Company's Annual Report for the year ended June 30, 1999 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         The mailing address of the Company's executive office is 75 Holly Hill Lane, 3rd Floor, Greenwich, Connecticut 06830.

Quorum and Voting Requirements; Solicitation
--------------------------------------------

         As of the Record Date for the Meeting, there were 21,506,917 shares of common stock outstanding. The presence at the Meeting, in person or by a proxy relating to any matter to be acted upon at the Meeting, of a majority of the outstanding shares, or 10,753,460 shares, is necessary to constitute a quorum for the Meeting. Each outstanding share of common stock is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.

         Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, the Company intends to apply the principles set forth below. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions and such shares cannot otherwise be voted in accordance with applicable New York Stock Exchange regulations.

         Other than for the election of directors, the vote required to approve a proposal is the affirmative vote of the majority of the shares of common stock present in person or by proxy at the Meeting. Abstentions and broker non-votes have the effect of negative votes with respect to the approval of auditors. Nominees receiving a plurality of the votes cast will be elected as directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

         Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the proxy on all other matters presented to the Meeting. For the reasons set forth in more detail in the Proxy Statement, the Board of Directors recommends a vote FOR the election of directors nominated herein and FOR the ratification of BDO Seidman, LLP as the Company's independent auditors.

         The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees for Consideration at the Meeting
-----------------------------------------

         The Bylaws, as amended (the "Bylaws"), and Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), provide that the number of directors of the Company shall be fixed from time to time by the affirmative vote of a majority of the directors then in office. The Board of Directors is divided into three classes of staggered terms. Currently, the Board of Directors consists of four (4) directors, of whom two are serving a term expiring at the Meeting, one is serving a term expiring at the 2000 Annual Meeting and one is serving a term expiring at the 2001 Annual Meeting or, in each case, until their successors are duly elected and qualified.

         The two persons listed below have been nominated by the Board of Directors to serve as directors of the Company for a three year term until the 2002 Annual Meeting or until their successors are duly elected and qualified.

         Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below to serve as directors until the end of their respective terms or until their respective successors are elected and qualified. The Company is not aware of any reason that any nominee will be unable to serve or will decline to serve as a director. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as shall be nominated by the Board of Directors. Vacancies on the Board of Directors may be filled by the Board of Directors and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen or until his successor is duly elected and qualified.

         The following table sets forth certain information with respect to each of the nominees for director.
                                     CLASS I

         Directors Whose Terms                                                                 Year in Which
          Expires at the 1999                                                                  Service as a
            Annual Meeting                          Principal Occupation                      Director Began
James B. Dittman, 57                     Marketing executive                                       1998

Dr. Hussein Elkholy, 66                  Telecommunications executive                              1998


James B. Dittman

         Mr. Dittman has served as a member of the Company's Board of Directors since November 4, 1998. Mr. Dittman is President and a principal shareholder of Dittman Incentive Marketing, a motivation and performance improvement company he founded in 1976. In 1997, this company was named by the top industry publication as one of the five most innovative incentive marketing companies in the United States. Prior to forming Dittman Incentive Marketing, Mr. Dittman held management positions in marketing and communications with such firms as the Bendix Corporation, Litton Industries, and the SCM Corporation. Mr. Dittman's articles on incentive marketing have appeared widely in business publications, and he has been a keynote speaker and conducted incentive workshops and seminars for 25 years. Mr. Dittman is a Past President of the Society of Incentive Travel Executives ("SITE"). In 23 years of SITE involvement, Mr. Dittman has been a member of the Board of Directors and Executive Committee and a Trustee of the SITE Foundation, which funds independent research in the field of incentive marketing.

Dr. Hussein Elkholy

         Dr. Elkholy has served as a Director of the Company since July 8, 1998. From 1995 to the present, Dr. Elkholy has served as the Chairman of National Telecom Company and the President and Chief Executive Officer of Satellite Equipment Manufacturing Corporation, both located in Cairo, Egypt. Dr. Elkholy is also a full professor at the Department of Mathematics, Computer Science and Physics at Fairleigh Dickinson University, where he has taught undergraduate and graduate courses in physics, engineering and computer science for over 34 years. From 1979 to 1980, Dr. Elkholy served as acting Dean of the College of Arts and Sciences at Fairleigh Dickinson University. In addition, Dr. Elkholy has conducted research and taught classes in the fields of physics and computer science at several universities and institutes in the United States, Italy, Hungary, Egypt and Sudan. During the past several years, Dr. Elkholy has consulted numerous governmental agencies, private companies and research and educational institutions in the United States and abroad on computer and electronic technology. Dr. Elkholy holds doctorate degrees in natural sciences from Eotvos Lorand University and in solid state physics from the Hungarian Academy of Sciences, and a Bachelor of Science degree in physics from Cairo University.

Board and Committee Meetings
----------------------------

         During the year ended June 30, 1999, the Board of Directors met ten times. Additionally, the Board of Directors took action by unanimous written consent on twenty-four occasions. Frederick A. Moran, Dr. Hussein Elkholy and James B. Dittman attended at least 75% of the aggregate of: (1) the total number of board meetings held during the year ended June 30, 1999 (during the period for which each served as a director); and (2) the total number of committee meetings that each was required to attend while a member of such committee. Dr. Leonard Hausman attended 70% of the aggregate of: (1) the total number of board meetings held during the year ended June 30, 1999 (during the period for which he served as a director); and (2) the total number of committee meetings that he was required to attend while a member of such committee.

         During the year ended June 30, 1999, the Board of Directors established an Audit Committee and a Compensation Committee. Clayton F. Moran, Dr. Hussein Elkholy, and Dr. Leonard Hausman serve on the Audit Committee. The Audit Committee reviews and reports to the Board of Directors with respect to the selection, retention, termination and terms of engagement of the Company's independent public accountants, and maintains communications among the Board of Directors, the independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures. The Audit Committee also reviews, with management, the Company's internal accounting and control procedures and policies and related matters. In review of the audit and the audit process for the year ended June 30, 1998, the Chairman of the Audit Committee corresponded with the other committee members once during the year ended June 30, 1999. The Audit Committee did not meet during the year ended June

30, 1999. The Compensation Committee consists of Frederick A. Moran, James Dittman, and Dr. Leonard Hausman. The Compensation Committee recommends general compensation policies to the Board, oversees the Company's compensation plans, establishes the compensation levels for executive officers and advises the Board on the compensation policies for the Company's executive officers. The Compensation Committee met once during the year ended June 30, 1999.

                             EXECUTIVE COMPENSATION

Compensation Committee Report

         On November 9, 1998, the Company's Board of Directors established a Compensation Committee. The Compensation Committee consists of Frederick A. Moran, James Dittman, and Dr. Leonard Hausman. James Dittman and Dr. Leonard Hausman are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee recommends general compensation policies to the Board, oversees the Company's compensation plans, establishes the compensation levels for executive officers and advises the Board on the compensation policies for the Company's executive officers. Prior to the establishment of the Compensation Committee, compensation matters were handled by the Board of Directors which consisted of Frederick A. Moran, Dr. James C. Roberts and Dr. Hussein Elkholy. For purposes of this Report the term "Committee" refers to either the Compensation Committee or the entire Board of Directors dependent on which group of directors was charged with the responsibility for executive compensation matters at the relevant time. Dr. James C. Roberts resigned from the Board of Directors in November 1998.

Goals: In determining the amount and composition of executive compensation for Fiscal 1999, the Committee was guided by the following goals:

         1) Attract, motivate and retain the executives necessary to the Company's success by providing compensation comparable to that offered by other entrepreneurial growth companies;

         2) Afford the executives an opportunity to acquire or increase their proprietary interest in the Company through the grant of options that align the interests of the executives more closely with those of the overall goals of the Company; and

         3) Ensuring that a portion of the executives' compensation is variable and is tied to short-term goals (annual performance) and long-term measures (stock-based incentives awards) of the Company's performance.

         The Committee considered several factors in establishing the components of the executives' compensation package, including: (i) a base salary which reflects individual performance and is designed primarily to be competitive with salary levels of other entrepreneurial growth companies; (ii) annual discretionary bonuses tied to the Company's achievement of performance goals; and (iii) long-term incentives in the form of stock options or other Company securities which the Committee believes strengthen the mutuality of interest between the executive and the Company's stockholders. In establishing the actual level of compensation for executives, the Committee took into account both qualitative and quantitative factors and all compensation decisions were designed to further the general goals as described above.

Base Salary: As a general matter, the Company establishes base salaries for each of its executives based upon their individual performance and contribution to the organization, as measured against executives of comparable position in similar industries and companies. The employment contracts for certain of the Company's executive officers were entered into contemporaneously with the commencement of the Company's telecommunications business (March 1998) and reflect the executive's level of compensation prior to such commencement and the factors described in the preceding sentence.

Bonus: The Committee may from time to time award discretionary bonuses to its executive officers to reward them for extraordinary individual or Company performance. No discretionary bonus awards were made to executive officers of the Company in Fiscal 1999.

Stock Options: During Fiscal 1999, the Committee and the Board periodically considered the grant of stock options to certain of its executives, and other employees, pursuant to the Company's 1998 Stock Incentive Plan (the "Plan"). Additionally, prior to the Domestication Merger (as defined below in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Certain Transactions Arising out of Sky King Connecticut Acquisition"), the Board granted stock options outside of the Plan. In both instances, the grants were designed to align the interests of each executive with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant was intended to permit the executive to acquire shares of the Company's common stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (typically, with five year vesting periods), and to provide a return to the executive only if the market price of the shares appreciated over the option term. The size of the option grant to each executive was intended to take into account the individual's potential for future responsibility over the option term, the individual's personal performance in recent periods and the individual's current holdings of the Company's stock and options. Additional information regarding stock options granted in Fiscal 1999 is included in the "Option Grants in Last Fiscal Year" table below.

Compensation of the Chief Executive Officer: During Fiscal 1999, Frederick A. Moran served as the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and Secretary of the Company. Mr. Moran's compensation was determined pursuant to the terms of his employment agreement, which was negotiated and entered into by the Company in connection with the Sky King Connecticut Acquisition (as defined below in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Certain Transactions Arising out of Sky King Connecticut Acquisition") and was intended to align his interests with those of the stockholders and to compensate him for guiding the Company to achieve its goals and objectives. Additional information regarding Mr. Moran's employment contract is contained in the "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" section below. During Fiscal 1999, the Board granted Mr. Moran options to purchase 200,000 shares of Company common stock. These options vest in equal installments over five years. This grant was made in recognition of Mr. Moran's contributions to and achievements with the Company in his capacity as an executive officer. See "Option Grants in Last Fiscal Year."

Employee Compensation Strategy: The Committee believes the Company's employee compensation strategy enables the Company to attract, motivate and retain employees by providing competitive total compensation opportunity based on performance. Base salaries that reflect each individual's level of responsibility and annual variable performance-based incentive awards are intended to be important elements of the Company's compensation policy. The Committee believes that the grant of options not only aligns the interests of the employee with stockholders, but creates a competitive advantage for the Company as well. The Committee believes the Company's employee compensation policies strike an appropriate balance between short and long-term performance objectives.

Option Repricing Program: Competition for skilled engineers, sales personnel and other key employees in the telecommunications industry is intense, and the use of stock options for retention and motivation of such personnel is widespread in high-technology industries. The Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company. The market price of the common stock decreased from a high of $7.50 in July 1998 to a low of $4.00 in October 1998. In light of this substantial decline in market price, the Committee believed that the outstanding stock options with an exercise price in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance. As a result, in October 1998, the Committee approved an option repricing program under which options to acquire shares of common stock that were originally issued with exercise prices above $4.125 per share were reissued with an exercise price of $4.125 per share, the fair market value of the common stock at the repricing date. These options will continue to vest under the original terms of the option grant. None of the options held by Named Executive Officers (as defined below) were affected by the repricing program.

Compensation Committee:

Frederick A. Moran
James Dittman
Dr. Leonard Hausman

Dr. Hussein Elkholy (in his capacity as a member of the Company's Board of Directors prior to the establishment of the Compensation Committee).

         The following Summary Compensation Table sets forth the compensation earned for the three fiscal years ended June 30, 1999 by the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, whose total annual salary and bonus for Fiscal 1999 exceeded $100,000 (the "Named Executive Officers"). Other than the Chief Executive Officer, there was no Company executive officer who earned salary and bonus in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries during Fiscal 1999.

                                SUMMARY COMPENSATION TABLE

                                                                 Long Term Compensation
                                                                 ----------------------

                                 Annual Compensation                     Awards
                                 -------------------                     ------

                                                                       Securities
                                                                       Underlying
                                                                        Options/
Name and Principal Position       Year(s)      Salary($)                SARs(#)
---------------------------       -------      ---------                -------

Frederick A. Moran(1)              1999      $125,000.04 (2)           200,000(3)
Chief Executive Officer,           1998        40,625.05 (4)               -
Chief Financial Officer,           1997            -                       -
Chairman and Director
of the Company


(1) Mr. Moran became Chief Executive Officer, Chief Financial Officer, Chairman, and Director of the Company in March 1998 in connection with the Sky King Connecticut Acquisition. Mr. Moran was neither an officer nor a director of the Company prior to the Sky King Connecticut Acquisition.

(2)      Includes $20,833.34 in deferred income.

(3) The Company granted Mr. Moran an option to purchase 200,000 shares of the Company common stock on December 8, 1998. Additional information regarding these stock option grants is contained in the "Option Grants in Last Fiscal Year" table below.

(4)      Reflects compensation for partial year employment.

The following table contains information concerning stock option grants made to Named Executive Officers during Fiscal 1999.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                            Individual Grants
                                            -----------------
                                                                                                    Potential           Potential
                                                                                                   Realizable          Realizable
                                                                                                Value at Assumed    Value at Assumed
                                                                                                 Annual Rates of     Annual Rates of
                                                   % of Total                                      Stock Price         Stock Price
                      Number of Securities        Options/SARs        Exercise or               Appreciation for    Appreciation for
                       Underlying Options/    Granted to Employees    Base Price   Expiration      Option Term         Option Term
Name                     SARs Granted (#)      in Fiscal Year (1)      ($/Share)      Date          5% ($)(2)          10% ($) (2)
----                     ----------------      ------------------      ---------      ----          ---------          -----------

Frederick A. Moran          200,000 (3)               20.0%             $4.125      12/08/03       132,210.00          382,882.50


(1) Based upon options to purchase an aggregate of 999,000 shares of common stock granted to employees in Fiscal 1999. The options to purchase 999,000 shares of common stock includes: (a) options to purchase 757,500 shares of common stock granted under the Company's 1998 Stock Incentive Plan in Fiscal 1999; (b) options to purchase 180,000 shares of common stock granted outside of the Company's 1998 Stock Incentive

         Plan in Fiscal 1999; and (c) options to purchase 61,500 shares of common stock granted outside of the Company's 1998 Stock Incentive Plan in Fiscal 1998 but repriced in Fiscal 1999. Excludes options to purchase 40,000 shares of common stock granted to non-employees in Fiscal 1999.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 5 year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(3) The options vest in equal installments over five years commencing on the first anniversary of the date of grant (December 8, 1998). The options are exercisable upon vesting. Does not include options to purchase 10,000 shares of common stock granted to Joan B. Moran, Mr. Moran's wife and an employee of the Company.


 Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
 -----------------------------------------------------------------------------------------

                                                                   Number of Securities       Value of Unexercised
                                                                  Underlying Unexercised          In-the-Money
                                                                         Options                  Options/SARs
                                                                       at FY-End(#)               at FY-End($)
                               Shares Acquired       Value             Exercisable/               Exercisable/
Name                           on Exercise (#)    Realized($)         Unexercisable              Unexercisable
----                           ---------------    -----------         -------------              -------------

Frederick A. Moran                    0                0             0(E)/200,000(U)                  (1)


(1) Based upon the closing price for Company common stock for June 30, 1999 of $3.00 per share, none of the options referenced in this table were in-the-money at the close of Fiscal 1999.

Director Compensation

         As compensation for their service to the Company, each independent Director is granted upon initial appointment options to purchase 25,000 shares of the Company's common stock. Other than the stock options granted to independent Directors, Directors do not receive a salary, payment or reimbursement of any kind for their service to the Company.

         On November 4, 1998, the Company granted each of Dr. Leonard Hausman and James Dittman options to purchase 25,000 shares of Company common stock at an exercise price of $4.00 per share, in connection with their appointment as Directors. The options vest in equal installments over three years commencing on the first anniversary of the date of grant and are contingent upon continued service as a member of the Board of Directors.

         On July 8, 1998, the Company granted to Dr. Hussein Elkholy an option to purchase 25,000 shares of Company common stock at an exercise price of $7.625 per share, in connection with his service as a Director. As originally issued, the options vested in equal installments over five years commencing on the first anniversary of the date of grant and was contingent upon continued service as a member of the Company's Board of Directors. These options were subsequently amended to vest in equal installments over three years commencing on the first anniversary of the date of grant. On October 21, 1998, the Company's Board of Directors repriced the exercise price for all outstanding stock options granted to employees and directors serving the Company as of October 21, 1998 to $4.125. Dr. Elkholy's options were repriced accordingly. See "Compensation Committee Report" for a description of the Repricing.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

         The Company has an employment agreement with Frederick A. Moran. The agreement, which is dated March 3, 1998, provides for an initial term of five years with year-to-year renewals in the event that neither Mr. Moran nor the Company elects to terminate the agreement after the initial term or otherwise. The agreement contains non-competition and non-solicitation provisions which survive employment for a term of one year. Mr. Moran's current base salary is $125,000. Upon Mr. Moran's death, incapacity or termination without "cause", as defined in the agreement, Mr. Moran is entitled to a lump sum payment at the time of the termination of his employment equal to one year's base salary. Mr. Moran has been granted options to purchase shares of Company common stock. See "Option Grants in Last Fiscal Year."

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         On November 9, 1998, the Company's Board of Directors established a Compensation Committee. The Compensation Committee consists of Frederick A. Moran, James Dittman, and Dr. Leonard Hausman. James Dittman and Dr. Leonard Hausman are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Moran serves as an executive officer of the Company and as an officer of each of the Company's subsidiaries. The Compensation Committee recommends general compensation policies to the Board, oversees the Company's compensation plans, establishes the compensation levels for executive officers and advises the Board on the compensation policies for the Company's executive officers. Prior to the establishment of the Compensation Committee, compensation matters were handled by the Company's Board of Directors. The Board of Directors, prior to the establishment of the Compensation Committee, consisted of Frederick A. Moran, Dr. James C. Roberts and Dr. Hussein Elkholy.

         No executive officer of the Company served as a member of the board of directors of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Comparison of 5 Year Cumulative Total Returns

         The following Performance Graph sets forth the Company's total stockholder return (1) as compared to: (i) the University of Chicago Graduate School of Business CRSP Total Return Index for the AMEX Market (U.S. companies) ("CRSP Index")(2), and (ii) a Peer Group selected on the Basis of a 3-Digit SIC Group (SIC 4810-4819 U.S.). The table assumes that $100 was invested on June 30, 1994 in the Company's common stock, the CRSP Index and the peer group index, and that all dividends were reinvested. In addition, the graph weighs the peer group on the basis of its respective market capitalization, measured at the beginning of each relevant time period.

         (1) The Company became involved in the telecommunications industry on March 6, 1998. Prior to March 6, 1998 the Company was involved in other unrelated industries. The Peer Group reflects the Company's SIC Group and does not reflect the Company's SIC Groups for periods prior to the March 6, 1998 acquisition. Consequently, a comparison of the Peer Group's performance to the performance of the Company during the period March 6, 1998 to June 30, 1999 may be meaningful, however, a comparison of the Peer Group's performance to that of the Company for periods prior to the Sky King Connecticut Acquisition is unlikely to be meaningful. Furthermore, the comparisons presented may not be indicative of the Company's future performance.

         (2) The Performance Graph contains an AMEX index because the Company's common stock began trading on the American Stock Exchange, Inc. on July 7, 1998.

                       Company         Market         Peer
       Date             Index          Index         Index
       ----             -----          -----         -----
    06/30/1994       $  100.000    $   100.000    $ 100.000
    09/30/1994          158.333        108.444      103.144
    12/30/1994           75.000        106.650       94.658
    03/31/1995           75.000        116.023       97.884
    06/30/1995           70.833        132.630      103.357
    09/29/1995           86.667        148.429      122.765
    12/29/1995           75.000        149.802      129.288
    03/29/1996           78.333        157.079      125.054
    06/28/1996          120.000        169.251      129.198
    09/30/1996           98.333        174.994      121.492
    12/31/1996           70.000        183.402      132.218
    03/31/1997           68.333        174.003      127.850
    06/30/1997           56.667        205.630      151.727
    09/30/1997           60.833        240.644      167.637
    12/31/1997           70.000        223.964      193.294
    03/31/1998           70.000        262.443      241.091
    06/30/1998           70.000        268.439      245.650
    09/30/1998           37.869        239.271      234.357
    12/31/1998           40.164        309.650      316.453
    03/31/1999           36.721        345.411      350.460
    06/30/1999           27.541        377.785      397.111


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company common stock as of November 8, 1999 with respect to: (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Company common stock; (ii) each of the Company's directors; (iii) each of the Company's Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person set forth below has sole voting and investment power on the shares reported.

                                                   Amount and Nature of          Percent
Name and Address of Beneficial Owner             Beneficial Ownership(1)        Of Class
------------------------------------             -----------------------        --------

Frederick A. Moran                                       3,353,125 (2)            15.6%
75 Holly Hill Lane
Greenwich, CT 06830

Dr. Hussein Elkholy                                          8,333 (3)              *
75 Holly Hill Lane
Greenwich, CT  06830

Dr. Leonard Hausman                                          8,333 (4)              *
70 Neshobe Road
Waban, MA   02468

James B. Dittman                                            10,333 (5)              *
8 Worthington Ave.
Spring Lake, NJ   07762

Clayton F. Moran                                         1,436,600 (6)            6.7%
75 Holly Hill Lane
Greenwich, CT 06830

Frederick W. Moran                                       2,069,417 (7)            9.6%
101 W. 67th Street PH 2C
New York, NY  10023

PortaCom Wireless, Inc.                                  4,281,878 (8)            19.9%
10061 Talbert Avenue
Suite 200
Fountain Valley, CA 92708

All executive officers and directors                     4,836,724                22.4%
as a group (6 persons)


(*)      Less than 1%.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days of the date hereof through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 21,506,917 shares of common stock outstanding as of November 8, 1999.

(2) Includes options to purchase 42,000 shares of common stock which vest in December, 1999. Does not include options to purchase 168,000 shares of common stock which may vest on and after December, 2000. Includes 527,817 shares owned directly by Mr. Moran as well as 2,783,308 shares owned, directly or indirectly, by certain members of Mr. Moran's family and certain entities associated with Mr. Moran's family, whose ownership is attributed to Mr. Moran. Does not include shares beneficially owned by Mr. Moran's mother. Also, does not include 2,069,417 shares owned by Frederick W. Moran and 1,436,600 beneficially owned by Clayton F. Moran, both of whom are Mr. Moran's adult children.

(3) Includes options to purchase 8,333 shares of common stock which vested in July, 1999. Does not include options to purchase 16,667 shares of common stock which may vest on or after July, 2000.

(4) Includes options to purchase 8,333 shares of common stock which vested in November, 1999. Does not include options to purchase 16,667 shares of common stock which may vest on or after November 4, 2000.

(5) Includes 2,000 shares and options to purchase 8,333 shares of common stock which vested in November, 1999. Does not include options to purchase 16,667 shares of common stock which may vest on or after November 4, 2000.

(6) Includes options to purchase 2,000 shares of common stock which vested in June 1999 and options to purchase 9,000 which vest in December 1999. Does not include options to purchase 44,000 shares of common stock which may vest on and after June 2000. An adult son of Frederick A. Moran and employed as Vice-President, Finance of the Company.

(7)      An adult son of Frederick A. Moran.

(8) Of these shares, 2,000,000 are being held in escrow but are expected to be released in the near term.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration of Certain Moran Shares

         The Company is in the process of registering the potential resale of 6,931,046 shares of Company common stock the beneficial ownership of which is attributed to Frederick A. Moran or certain members of Mr. Moran's immediate family (the "Moran Shares"). The Moran Shares were included in a Registration Statement on Form S-1 (Registration No. 333-80107) which was filed with the
United States Securities and Exchange Commission on June 7, 1999 (the "Registration Statement"). Of the Moran Shares included in the Registration Statement, 994,837 of said shares are being included pursuant to registration rights granted in connection with the sale of said shares in May and October 1999 to Mr. Moran, certain Moran family members, and certain trusts for the benefit of Mr. Moran's minor children.

Loans From Director and Officer

         In September 1999, Frederick A. Moran, a director and officer of the Company, transferred personal funds totaling $80,000 to the Company. This amount represents a short term loan to be repaid by the Company in accordance with the terms of a promissory note executed by the Company on September 24, 1999. The promissory note is due on September 24, 2000 and provides for an interest rate of eight percent (8%) per annum.

         Between January and February 1999, Frederick A. Moran transferred personal funds totaling $500,000 to the Company. This amount represented a short-term loan to be repaid by the Company in accordance with the terms of a promissory note executed by the Company on January 26, 1999. The promissory note which was to be due on or before July 26, 1999, bore an interest rate of ten percent (10%) per annum. The Company paid the promissory note in full on May 13, 1999.

         On October 22, 1998, Frederick A. Moran transferred personal funds totaling $65,000 to the Company. This amount represented a short-term loan bearing no interest. The Company paid back the loan in full on October 26, 1998.

Private Placement Transactions

         Through a Securities Purchase Agreement dated October 27, 1999, the Company sold 666,667 shares of Company common stock, at a price of $0.75 per share, to Frederick W. Moran, the adult son of Frederick A. Moran, in a non-public offering exempt from registration pursuant to Section 4(2) and Rule 506 of Regulation D of the Act.

         Through Securities Purchase Agreements dated May 5, 1999, the Company sold an aggregate of 328,170 shares of Company common stock, at a price of $3.00 per share, the closing market price on the date of sale, to Frederick A. Moran and Joan B. Moran, Mr. Moran's wife, and certain trusts for the benefit of Mr. and Mrs. Moran's minor children in a non-public offering exempt from registration pursuant to Section 4(2) and Rule 506 of Regulation D of the Act.

         Through Securities Purchase Agreements dated December 23, 1998, the Company sold an aggregate of 245,159 shares of Company common stock, at a price of $3.625 per share, to certain entities associated with and family members of Frederick A. Moran in a non-public offering exempt from registration pursuant to
Section 4(2) and Rule 506 of Regulation D of the Act.

Certain Transactions Arising out of Sky King Connecticut Acquisition

         VDC Communications, Inc. was formerly the subsidiary of VDC Corporation Ltd., a Bermuda public company ("VDC Bermuda") that had its shares registered under the Securities Exchange Act of 1934 (the "Exchange Act"). On November 6, 1998, VDC Bermuda merged with and into VDC Communications, Inc. (the "Domestication Merger") for the principal purpose of domesticating VDC Bermuda from a Bermuda company to a Delaware corporation. This was done primarily to:
(i) facilitate access to the U.S. capital markets; (ii) enhance the trading profile of VDC Bermuda's securities within the investment banking and brokerage communities; and (iii) provide access to the comprehensive set of corporate laws available to companies incorporated in Delaware.

         The Domestication Merger was completed in conjunction with a prior business reorganization of VDC Bermuda. On March 6, 1998, VDC Communications, Inc. (then a wholly owned and newly formed subsidiary of VDC Bermuda) acquired Sky King Communications, Inc. ("Sky King Connecticut"), a development stage telecommunications company. The Sky King Connecticut acquisition (the "Sky King Connecticut Acquisition") enabled VDC Bermuda to enter the telecommunications business and reflected the culmination of an overall business reorganization in which VDC Bermuda curtailed its prior lines of business.

         In connection with the Sky King Connecticut Acquisition, the Company issued shares of Company Series A Convertible Preferred Stock ("Series A Stock") and Series B Convertible Preferred Stock ("Series B Stock") to Frederick A. Moran, and certain family members of and entities associated with Mr. Moran which in the aggregate totaled approximately 5,537,670 shares. Also, the Company issued shares of Series A Stock and Series B Stock to the Roberts Family Trust which in the aggregate totaled approximately 2,750,000 shares. James C. Roberts is a former officer and director of the Company.

         In June 1998, with the approval of the respective Boards of Directors of VDC Bermuda and the Company, 1,512,500 shares of Series B Stock owned by the Roberts Family Trust were converted into 1,512,500 shares of Company common stock.

         All shares of Series B Stock issued in connection with the Sky King Connecticut Acquisition were placed in escrow to be released upon the satisfaction of certain performance criteria set forth in the Escrow Agreement, dated as of March 6, 1998 (the "Escrow Agreement"). In May 1998, the Company released 600,000 shares of Series B Stock from escrow based upon the satisfaction of certain criteria identified on the Escrow Agreement. On August 31, 1998, the Company released an additional 3,900,000 shares of Series B Stock as additional performance criteria were satisfied.

         Certain members of the management and Board of Directors of VDC Bermuda and the Company, among others, had interests in the Domestication Merger that were in addition to the interests of the members and stockholders of said companies. Upon the consummation of the Domestication Merger, all of the outstanding shares of VDC Bermuda common stock were convertible, on a share-for-share basis, into shares of Company common stock. Additionally, all shares of Company Series A Stock and Series B Stock, were automatically converted, on a share-for-share basis, into shares of Company common stock. Upon the consummation of the Domestication Merger, Frederick A. Moran, Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company together with his spouse and his minor children, received 2,849,150 of Company common stock; a trust for the benefit of Dr. James C. Roberts, an officer and director of the Company and his family received 2,750,000 shares of Company common stock; and Clayton F. Moran, Vice President of Finance of the Company, received 1,422,850 shares of Company common stock.

         The Company common stock issued upon the conversion of the Series A Stock and Series B Stock to Frederick A. Moran, certain family members of and entities associated with Mr. Moran, and to the Roberts Family Trust were subject to an eighteen month contractual restriction on resale (the "Restriction"). On December 15, 1998, the Company removed the Restriction from all shares of Company common stock held by Frederick A. Moran, and family members of and entities associated with Frederick A. Moran (in the aggregate approximately

5,537,670 shares). The Company removed this Restriction in order to permit the Morans more flexibility with regard to providing the Company with future financing. Also, on December 15, 1998 the Company removed the Restriction from all shares held by the Roberts Family Trust in connection with a certain Settlement Agreement by and among the Company, Dr. James C. Roberts, and Frederick A. Moran, dated November 19, 1998 (in the aggregate approximately 750,000 shares), pursuant to which Dr. Roberts resigned from all positions held with the Company and its subsidiaries and surrendered to the Company 1,875,000 shares of Company common stock.

Certain Transactions and Agreements with PortaCom

         In November 1998, PortaCom Wireless, Inc. ("PortaCom"), the Company and Michael Richard, a PortaCom officer charged with certain responsibilities in distributing certain assets in connection with the Plan (as defined below), entered into a Settlement Agreement (the "Settlement Agreement") which provided for the retention of 2 million of the Escrow Shares (as defined below) in escrow for up to eighteen (18) months. The Settlement Agreement provides that a portion or all of these shares may be released to PortaCom contingent upon certain performance criteria. One of the criteria provides that the 2 million shares being held in escrow be released if the closing market price of a share of the Company's common stock is less than $5.00 on any 40 trading days during the 120 consecutive trading days subsequent to August 31, 1999. This criterion has been satisfied.

         On June 22, 1998 the Company acquired from PortaCom 2 million shares of the common stock of Metromedia China Corporation ("MCC") and warrants to purchase 4 million shares of common stock of MCC at an exercise price of $4.00 per share, for an aggregate purchase price of 5,300,000 shares of common stock and approximately $370,000 in cash.

         In March 1998, PortaCom filed a voluntary petition for bankruptcy relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court District of Delaware. During the course of the bankruptcy proceedings, the acquisition was amended to provide that the Company would fund an escrow account in the amount of up to $2,682,000 (the "Escrow Cash") for the benefit of holders of priority unsecured claims and general unsecured claims against PortaCom's bankruptcy estate. To the extent that the cash escrow was used by PortaCom, PortaCom received proportionally fewer Company shares. The Escrow Cash and 5,300,000 shares (the "Escrow Shares") were placed in escrow pending the resolution of the disputed claims against PortaCom's bankruptcy estate.

         In October 1998, the Company filed a motion in the United States Bankruptcy Court to block the distribution of escrowed assets in connection with the bankruptcy of PortaCom. The Company filed the motion to permit it to undertake discovery relative to certain aspects of its investment in MCC prior to the distribution of escrowed assets. Following the submission of that motion, the Company, PortaCom, and certain other interested parties, agreed on a stipulation releasing the majority of the Escrow Cash and Escrow Shares, as reduced based upon the use of Escrow Cash, from escrow in accordance with PortaCom's Amended Plan of Reorganization as Modified (the "Plan") and postponing the distribution of certain Escrow Shares to PortaCom and PortaCom shareholders.

         As of February 1999, PortaCom had used $1,669,839 of the Escrow Cash, resulting in PortaCom's return, or obligation to return, 186,105 Escrow Shares to the Company. The unused Escrow Cash has been returned to the Company.

Settlement Agreement with Roberts

         Pursuant to the terms of a Settlement, Release and Discharge Agreement, dated November 19, 1998, by and among the Company, Dr. James C. Roberts and
Frederick A. Moran, Dr. Roberts resigned from all positions he held with the Company and its subsidiaries. Also in connection with this agreement, Dr. Roberts surrendered 1,875,000 shares of Company common stock to the Company's treasury and the Company forgave indebtedness totaling $164,175 owed to it by Dr. Roberts.

                           VOTE REQUIRED FOR APPROVAL

Voting Procedures
-----------------

         A plurality of the votes cast by the shares present in person or by proxy is required to elect a nominee as a director.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                   THE TWO NOMINEES TO THE BOARD OF DIRECTORS

                                   PROPOSAL 2
               RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS

         BDO Seidman, LLP has audited the Company's financial statements for the year ended June 30, 1999. The Board of Directors has selected BDO Seidman, LLP to serve as the independent auditors for the Company for the fiscal year ending June 30, 2000. The Company does not expect to have a representative of BDO Seidman, LLP present at the Meeting.

         The Board of Directors shall consider the selection of another accounting firm to serve as the Company's independent auditors in the event that the stockholders do not approve the selection of BDO Seidman, LLP as the Company's independent auditors.

Change in Independent Auditors
------------------------------

         Pursuant to the approval of the Company's Board of Directors, on May 21, 1998, the Company terminated the engagement of Neville Russell, chartered accountants ("Neville"), as the principal accountants to audit its financial statements, effective immediately. Neville's report dated December 24, 1997 on the Company's financial statements for years ended June 30, 1996 ("Fiscal 1996") and June 30, 1997 ("Fiscal 1997") did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles.

         During Fiscal 1996 and 1997, as well as the interim period from June 30, 1997 (the end of the Company's 1997 fiscal year) to May 21, 1998 (the date of Neville's dismissal as the Company's certifying accountants), there were no disagreements between the Company and Neville on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Neville, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

         During Fiscal 1996 and 1997, as well as the interim period from June 30, 1997 (the end of the Company's 1997 fiscal year) to May 21, 1998 (the date of Neville's dismissal as the Company's certifying accountants), Neville did not advise the Company (1) that the internal controls necessary for the Company to develop reliable financial statements do not exist, or (2) that information has come to Neville's attention that has led it to no longer be able to rely on management's representations or that has made it unwilling to be associated with the financial statements prepared by management, or (3)(A) of the need to expand significantly the scope of its audit, or that information has come to Neville's attention during such period that, if further investigated, may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to Fiscal 1997 (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause Neville to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (B) due to Neville's dismissal, or for any other reason, Neville did not so expand the scope of its audit or conduct such further investigations, or (4)(A) that information has come to Neville's attention that it has concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to fiscal year 1997 (including information that, unless resolved to Neville's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (B) due to Neville's dismissal, or for any other reason, the issue has not been resolved to Neville's satisfaction prior to its dismissal.

         Pursuant to the approval of the Company's Board of Directors, the Company engaged BDO Seidman, LLP ("BDO") as the principal accountants to audit its financial statements effective as of May 12, 1998. During Fiscal 1996 and 1997 and the interim period subsequent to fiscal year 1997, as well as the interim period from June 30, 1997 (the end of the Company's 1997 fiscal year) to May 21, 1998 (the date of Neville's dismissal as the Company's certifying accountants), neither the Company nor anyone on its behalf consulted BDO regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by BDO.


                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares of common stock present at the Meeting in person or by proxy is required for ratification of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending June 30, 2000.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
         BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE
                                2000 FISCAL YEAR


                                  OTHER MATTERS

         The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent (10%) of a class of the Company's equity securities registered under the Exchange Act to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of copies of forms filed pursuant to Section 16(a) of the Exchange Act, and written representations from certain reporting persons, the Company believes that during Fiscal 1999 all reporting persons timely complied with all filing requirements applicable to them, except for certain reports which were not timely filed including: (i) a Form 3 for James B. Dittman; (ii) a Form 3 for Leonard Hausman; and (iii) a Form 4 for Frederick A. Moran (reporting one transaction).

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         The Company currently intends to hold its 2000 Annual Meeting of Stockholders in December 2000 and to mail proxy statements relating to such meeting in October 2000. In order for proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 2000 Annual Meeting of Stockholders, such proposals must be received by the Company no later than July 13, 2000 and must otherwise be in compliance with all applicable laws and regulations.



                                              By Order of the Board of Directors

                                              /s/ Frederick A. Moran
                                              Frederick A. Moran
                                              Chairman of the Board and
                                              Chief Executive Officer

Dated:  November 10, 1999

                            VDC COMMUNICATIONS, INC.


           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints Frederick A. Moran proxy with power to appoint a substitute and hereby authorizes him to represent and to vote all shares of common stock of VDC Communications, Inc. held of record by the undersigned on November 8, 1999 at the Annual Meeting of Stockholders of VDC Communications, Inc. to be held on December 10, 1999 and at any adjournment(s) or postponement(s) thereof, and to vote as directed on the reverse side of this form and, in his discretion, upon such other matters not specified as may come before said meeting.



You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

     THE PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD
     ----------------------------------------------------------------------


                                SEE REVERSE SIDE


            Proposal 1                                            FOR             WITHHELD      Nominees:
            Election of Directors                                 [ ]               [ ]         James B. Dittman
                                                                                                Dr. Hussein Elkholy
            (INSTRUCTION:  To withhold  authority  to vote
            for  any  individual  nominee,  strike  a line
            through  the  nominee's  name  in the  list at
            right.)
            2. Proposal 2                                         FOR             AGAINST              ABSTAIN
            Ratification   of  the   appointment   of  BDO
            Seidman,  LLP as Independent  Auditors for the        [ ]               [ ]                  [ ]
            Company.


                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR VDC COMMUNICATIONS, INC. FOR THE 2000 FISCAL YEAR.


                  PLEASE  SIGN,  DATE AND  RETURN  YOUR  PROXY  PROMPTLY  IN THE
                  ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                           NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When
                           signing   as   attorney,   executor,   administrator,
                            trustee or guardian, please give full title as such.

                                    SIGNATURE(S)
                                                --------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    -----------------------------------, 1999
                                                            DATE